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                                                                   EXHIBIT 23(c)

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Ipswich Bancshares,  Inc.:


     We consent to the incorporation by reference in this Registration Statement on Form S-4 of Banknorth Group, Inc. ("Banknorth") of our report dated January 25, 2002, except note 22, as to which the date is February 26, 2002, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Ipswich Bancshares, Inc. for the year ended December 31, 2001. We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.





Portland, Maine                           /s/ Baker Newman & Noyes
April 1, 2002                             Limited Liability Company